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                                                                     Exhibit 3




                NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION



                      ARTICLES OF INCORPORATION AND BY-LAWS




     The  following   documents  of  Navistar   Financial   Retail   Receivables
Corporation are incorporated herein by reference:

3.1   Restated  Certificate  of  Incorporation  of  Navistar  Financial   Retail
      Receivables Corporation (as amended and in effect on June 5, 1995). Filed on Registration No. 33-50291.

3.2 The By-Laws of Navistar Financial Retail Receivables Corporation. Filed on Registration No. 33-50291.